UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 13, 2009
DATATRAK International, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33688	34-1685364

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code 440-443-0082
Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On March 16, 2009, DATATRAK International, Inc. (the “Company”) issued a press release relating to the Company’s earnings for the three months and fiscal year ended December 31, 2008. A copy of the press release is attached to this report as Exhibit 99.1.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Removal of G. Matthew Delaney as Interim President.
Effective March 13, 2009, the Board of Directors removed G. Matthew Delaney as the Company’s Interim President and terminated the employment agreement between Mr. Delaney and the Company dated as of May 15, 2008 (the “Employment Agreement”). As a result, effective April 12, 2009, Mr. Delaney will no longer be employed by the Company. Pursuant to the terms of the Employment Agreement, Mr. Delaney will receive one (1) year of salary continuation commencing on April 13, 2009 and up to $10,000 in outplacement services from an agency to be selected by the Company.
(c) Appointment of Laurence P. Birch as Interim President.
Effective March 13, 2009, the Board appointed Laurence P. Birch as Interim President. Mr. Birch will continue to serve as the Chairman of the Board of Directors and the Interim Chief Executive Officer in addition to his service as Interim President.
Mr. Birch has served on the Board since April 16, 2007, as chairman of the Board since May 15, 2008 and was appointed Interim Chief Executive Officer effective January 21, 2009. The information regarding Mr. Birch required under Items 401(b), (d) and (e) of Regulation S-K is included under the heading “Item 4A. Executive Officers of the Company” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009, and is incorporated herein by reference.
There is no arrangement or understanding between Mr. Birch and any other person pursuant to which Mr. Birch was appointed as Interim President. There are no transactions in which Mr. Birch has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

99.1	Press release dated March 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK INTERNATIONAL, INC.
Date March 18, 2009
	By	/s/ Raymond J. Merk
Raymond J. Merk
Vice President of Finance, Chief Financial Officer, Chief Operating Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 16, 2009
Certain statements made in this Form 8-K, other SEC filings or written materials or orally made by the Company or its representatives may constitute forward-looking statements that are based on management’s current beliefs, estimates and assumptions concerning the operations, future results and prospects of the Company and the clinical pharmaceutical research industry in general. All statements that address operating performance, events or developments that management anticipates will occur in the future, including statements related to future revenue, profits, expenses, cost reductions, cash management alternatives, restructuring our debt, raising additional funds, income and earnings per share or statements expressing general optimism about future results, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). In addition, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the safe harbors created in the Exchange Act. Factors that may cause actual results to differ materially from those in the forward-looking statements include the limited operating history on which the Company’s performance can be evaluated; the ability of the Company to continue to enhance its software products to meet customer and market needs; fluctuations in the Company’s quarterly results; the viability of the Company’s business strategy and its early stage of development; the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; the Company’s dependence on major customers; government regulation associated with clinical trials and the approval of new drugs; the ability of the Company to compete in the emerging EDC market; losses that potentially could be incurred from breaches of contracts or loss of customer data; the inability to protect intellectual property rights or the infringement upon other’s intellectual property rights; delisting of the Company’s common shares from the Nasdaq due to our failure to continue to meet applicable Nasdaq Capital Market requirements; the Company’s success in integrating ClickFind’s operations into its own operations and the costs associated with maintaining and developing two product suites; the effects and outcomes of the Company’s exploration of potential opportunities directed at maximizing shareholder value; and general economic conditions such as the rate of employment, inflation, interest rates and the condition of capital markets. This list of factors is not all inclusive. In addition, the Company’s success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not undertake any obligation to update any statements whether as a result of new information, future events or otherwise.
The information set forth in Item 2.02 in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.